Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Hilb, Rogal and Hamilton Company for the quarter ended June 30, 2003, I, Carolyn Jones, senior vice president, chief financial officer and treasurer of Hilb, Rogal and Hamilton Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended June 30, 2003 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb, Rogal and Hamilton Company and its subsidiaries as of and for the periods presented in such Form 10-Q.

By:

/s/  Carolyn Jones

Date:

August 11, 2003

Carolyn Jones

Senior Vice President, Chief

Financial Officer and Treasurer